Exhibit 99.1

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  August 27, 2007



                                    BEDFORD OAK PARTNERS, L.P.

                                     By: Bedford Oak Management, LLC


                                     By:  /s/ Harvey P. Eisen
                                          --------------------------------------
                                          Name:  Harvey P. Eisen
                                          Title: Managing Member


                                     BEDFORD OAK ADVISORS, LLC


                                    By:  /s/ Harvey P. Eisen
                                          --------------------------------------
                                          Name:  Harvey P. Eisen
                                          Title: Managing Member


                                     HARVEY P. EISEN

                                    By:  /s/ Harvey P. Eisen
                                          --------------------------------------
                                          Name:  Harvey P. Eisen